UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2003

CITY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

West Virginia	0-17733	55-0619957
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

25 Gatewater Road

Charleston, West Virginia, 25313

(Address of principal executive officers)

(304) 769-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits
99	News Release issued on October 14, 2003

Item 12.  Results of Operations and Financial Condition.

On October 14, 2003, the Company issued a news release, attached as Exhibit 99, announcing the Company’s earnings for the third quarter of 2003. Furnished as Exhibit 99 and incorporated herein by reference is the news release by the Company announcing its 2003 third quarter earnings.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY HOLDING COMPANY

Date: October 15, 2003	By:	/s/ Michael D. Dean

Michael D. Dean Senior Vice President-Finance, Chief Accounting Officer and Duly Authorized Officer